UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Information Statement

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☐	Definitive Information Statement

EZTD INC.
(Name of registrant as specified in its charter)

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EZTD INC.

6 Yehezkel Koifman Street, Tel-Aviv

68012, Israel

NOTICE TO ALL STOCKHOLDERS OF ACTION BY WRITTEN CONSENT

To Our Stockholders:

On February 11, 2016, the Board of Directors (the “Board”) of EZTD Inc., a Delaware corporation (the “Company”), approved (1) an amendment to our Certificate of Incorporation to reduce the Company’s authorized Common Stock from 300,000,000 shares, with a par value of $0.001 per share, to 10,000,000 shares with a par value of $0.03 per share (the “Amendment”), and (2) a 1-for-30 reverse stock split of the Company’s issued and outstanding shares of Common Stock, such that each 30 shares of Common Stock held by stockholders of record on or about March 23, 2016 be combined into one share of Common Stock, except to the extent that the actions described herein result in any of the Company’s stockholders holding a fractional share of Common Stock (in which instance, because such stockholder’s number of shares is not evenly divisible by the 30:1 ratio, such stockholder will be automatically entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share) (the “Reverse Stock Split”). On February 15, 2016, stockholders holding a majority of the Company’s voting power approved the Amendment and Reverse Stock Split by written consent in lieu of a meeting, in accordance with the Delaware General Corporation Law.

The information statement accompanying this notice has been filed with the Securities and Exchange Commission (“SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the holders of the Company’s Common Stock to notify Stockholders of the Amendment and the Reverse Stock Split. Because these actions have been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Amendment and the Reverse Stock Split will not be effected until at least 20 calendar days after the mailing of the information statement accompanying this notice. The Company will mail this notice and the information statement on or about March 3, 2016. We anticipate that the Amendment and the Reverse Stock Split will become effective on or about March 23, 2016, at such time as a certificate of amendment to our Certificate of Incorporation is filed with the Secretary of State of Delaware.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors

Shimon Citron
Chief Executive Officer

Tel Aviv, Israel

March 2, 2016

EZTD INC.

6 Yehezkel Koifman Street, Tel-Aviv

68012, Israel

INFORMATION STATEMENT

March 2, 2016

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (the “Information Statement”) will be sent or given on or about March 3, 2016, to the stockholders of record as of February 11, 2016 of EZTD Inc., a Delaware corporation (hereinafter referred to as “we,” “us,” “our”, “EZTD” or the “Company”). This Information Statement is being circulated to advise our stockholders of actions already approved and taken without a meeting by written consent of the Stockholders who hold a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective at least 20 days after the mailing of this Information Statement are as follows:

●	Approval of an amendment to our Certificate of Incorporation to reduce the Company’s authorized Common Stock from 300,000,000 shares, with a par value of $0.001 per share, to 10,000,000 shares with a par value of $0.03 per share (the “Amendment”), and

●	Approval of a 1-for-30 reverse stock split of the Company’s issued and outstanding shares of Common Stock, such that each 30 shares of Common Stock held by stockholders of record on or about March 23, 2016 be combined into one share of Common Stock, except to the extent that the actions described herein result in any of the Company’s stockholders holding a fractional share of Common Stock (in which instance, because such stockholder’s number of shares is not evenly divisible by the 30:1 ratio, such stockholder will be automatically entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share) (the “Reverse Stock Split”).

On February 11, 2016, our Board of Directors (the “Board”) unanimously approved the Amendment and the Reverse Stock Split. Subsequent to our Board’s approval of the Amendment and the Reverse Stock Split, the holders of a majority of the Company’s voting power approved, by written consent, the Amendment and the Reverse Stock Split on February 15, 2016. The consenting stockholders and their respective approximate ownership percentage of the voting stock of the Company, total in the aggregate of more than 50% of the outstanding voting stock, which is the required vote under the Delaware General Corporation Law and our bylaws. We expect that the Amendment and the Reverse Stock Split will be effective on or about March 23, 2016, at such time as a certificate of amendment to our Certificate of Incorporation is filed with the Secretary of State of Delaware.

DISSENTERS’ RIGHT OF APPRAISAL

The Delaware General Corporation Law does not provide dissenters’ rights of appraisal to our stockholders in connection with any matter described in this information statement.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on February 11, 2016, the Record Date, are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consisted of 300,000,000 shares of Common Stock with a par value of $0.001 per share, and there were 115,895,731 shares of Common Stock issued and outstanding. We expect the Amendment and Reverse Stock Split to be effective on March 23, 2016, at which time the shares of all holders of our Common Stock on such date will be combined pursuant to the Reverse Stock Split. Holders of our Common Stock are currently, and will continue to be, entitled to one vote per share.

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EXPENSES

We will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and any documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees and fiduciaries will forward this information statement to the beneficial owners of our Common Stock held of record by these persons, and we will reimburse them for their reasonable expenses incurred in this process.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTER DESCRIBED HEREIN.

BOARD OF DIRECTORS’ AND STOCKHOLDER APPROVAL

As the Company’s directors, and holders of approximately 54.7% of our voting power, signed written consents in favor of the Amendment and the Reverse Stock Split, we are authorized to file the Certificate of Amendment with the Delaware Secretary of State. The Reverse Stock Split will be effective upon the filing of the Amendment with the Secretary of State of the State of Delaware, which is expected to occur as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to Stockholders, or on or about March 3, 2016.

The information contained in this Information Statement constitutes the only notice we will be providing to stockholders.

DESCRIPTION OF SECURITIES

Description of Common Stock

Number of Authorized and Outstanding Shares. Pending the effectiveness of the Amendment and the Reverse Stock Split, our Certificate of Incorporation currently authorizes the issuance of 300,000,000 shares of Common Stock, par value $0.001 per share. As of the date hereof, there are 115,895,731 shares of our Common Stock issued and outstanding. All of the outstanding shares of Common Stock are fully paid and non-assessable. Following the effectiveness of the Amendment and the Reverse Stock Split, our Certificate of Incorporation will authorize 10,000,000 shares of Common Stock, par value $0.03 per share, and 3,863,191 shares of our Common Stock will be issued and outstanding.

Voting Rights. The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders and do not have any cumulative voting rights.

Dividends. Holders of our common stock are entitled to receive proportionally any dividends declared by our board of directors.

Liquidation. In the event of our liquidation or dissolution, holders of our common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities.

Rights and Preferences. Holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Transfer Agent. Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed, or other evidence satisfactory to the transfer agent with respect to shares not represented by a certificate. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. Our transfer agent is VStock Transfer, LLC. Their address is 18 Lafayette Pl, Woodmere, NY 11598. Their website is https://www.vstocktransfer.com.

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EFFECTIVE TIME OF ACTIONS APPROVED

The Reverse Stock Split will become effective on the date that we file the Amendment with the Secretary of State of the State of Delaware. We intend to file the Amendment with the Secretary of State of the State of Delaware promptly after the 20th day following the date on which this Information Statement is mailed to the Stockholders.

Notwithstanding the foregoing, we must first notify the Financial Industry Regulatory Authority (“FINRA”) of the intended Reverse Stock Split by filing an Issuer Company Related Action Notification Form no later than 10 days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act. We currently expect to file the Amendment on or about March 23, 2016.

ADDITIONAL INFORMATION REGARDING THE REVERSE STOCK SPLIT

General

Our Board approved by unanimous written consent a 1-for-30 Reverse Stock Split pursuant to which, following the filing of the Amendment, each 30 shares of Common Stock will be automatically combined, without any further action by the stockholders, into one share of Common Stock. No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the stockholders one additional share of Common Stock for each fractional share. The Company anticipates that the effective date of the Reverse Stock Split will be on or about March 23, 2016.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

Purpose and Effect Of The Reverse Stock Split

The Board has determined that it is in the best interests of the Company and its stockholders to reduce the number of outstanding shares of its Common Stock as part of its intention to list the Company’s shares of Common Stock on the Nasdaq Capital Market (“NASDAQ”) and the corresponding requirements. In order to initially list our shares on NASDAQ, the Common Stock must have a closing price of at least $3.00 per share. On March 1, 2016, the closing price of our Common Stock was $0.13 per share. We believe that when the Reverse Stock Split is effective the stock price of the Company’s Common Stock will increase on an approximately inverse proportionate basis that would allow us to meet NASDAQ eligibility criteria.

However, the effect of the decrease of authorized and outstanding shares of Common Stock of the Company, if any, upon the stock price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies like the Company is varied. Further, it cannot be assured that the Company’s stock price per share will rise in proportion to the reduction in the number of shares of Common Stock outstanding as a result of the actions described herein because, among other things, the stock price of the Company’s Common Stock may be based on our performance and other factors.

The principal effect of the decrease of authorized shares of Common Stock of the Company will be the reduction in the number of shares of Common Stock of the Company issued and outstanding from 115,895,731 shares as of February 11, 2016 to approximately 3,863,191 shares. This will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that the actions described herein result in any of the Company’s stockholders holding a fractional share of Common Stock. The outstanding Common Stock of the Company will remain fully-paid and non-assessable. The Reverse Stock Split will not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

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Certain Risks Associated With Reverse Stock Split

You should recognize that you will own a lesser number of shares of Common Stock than you presently own. While we hope that the Reverse Stock Split will result in an increase in the potential price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the potential price of our Common Stock by a multiple equal to the inverse of the Reverse Stock Split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the price of our Common Stock could be adversely affected by the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, we cannot assure you that the Reverse Stock Split will achieve the desired results that have been outlined above.

Procedure For Effecting Reverse Stock Split And Exchange Of Stock Certificates

We anticipate that the Reverse Stock Split will become effective on or about March 23, 2016, or as soon thereafter as is reasonably practicable (the “Effective Date”). Beginning on the Effective Date, each stock certificate or other evidence representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares of Common Stock.

Our transfer agent, VStock Transfer, LLC, will act as exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares of Common Stock are asked to surrender to the Exchange Agent stock certificates representing pre-Reverse Stock Split shares of Common Stock in exchange for stock certificates (or an electronic book-entry) representing post-Reverse Stock Split shares of Common Stock. No new stock certificates will be issued to a stockholder until such Stockholder has surrendered the outstanding stock certificate(s) held by such stockholder, together with a properly completed and executed letter of transmittal.

Further, prior to filing the Amendment and the effectiveness of the Reverse Stock Split, we must first notify FINRA by filing an Issuer Company Related Action Notification Form no later than 10 days prior to our anticipated record date of March 23, 2016 for the Reverse Stock Split. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

Fractional Shares

No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the stockholders one additional share of Common Stock for each fractional share.

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Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information, to the best of our knowledge, as of March 2, 2016 (unless provided herein otherwise), with respect to holdings of our common stock by (1) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our common stock outstanding as of such date; (2) each of our directors; (3) each of our named executive officers, as such officers are described in our most recent Form 10 filed with the SEC; and (4) all of our directors and our current executive officers as a group. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and address of beneficial owner (1)	Number of shares beneficially owned (2)	Percentage of shares beneficially owned (3)

5% BENEFICIAL OWNERS

HV Markets Limited (4)	15,490,175	13.37%
P.O. Box 3175
Road Town, Tortola
British Virgin Islands

Ricx Investments Ltd. (5)	26,654,264	21.67%
Anemomylos Office Building
8 Michael Karaolis Street
1095 Nicosia, Cyprus

AFTH S.C.Sp. (6)	9,522,012	8.11%
10 Rue Antoine Jans L-1820 Luxembourg

Shimon Citron (7)	13,687,608	10.87%

Pierpaolo Guzzo (8)	13,083,333	10.14%
Via Michele Mercati 31 00197 Rome, Italy

Rafaelle Mincione	6,400,000	5.52%
12 Giassa da Las Barrieras
Celerina 7505 Switzerland

Compagnie Financière St. Exupéry S.A. (9)	6,600,000	5.67%
L.M.C. Group S.A. B.P. 346 L-2013 Luxembourg

OTHER DIRECTORS AND NAMED EXECUTIVE OFFICERS:

Ron Lubash (10)	3,162,082	2.66%
Gustavo Perrotta (11)	3,900,000	3.26%
Stephan Fitch (12)	125,000	*
Tal Golan (13)	600,000	*
Sami Sassoun (14)	550,000	*
All directors and current executive officers as a group (10 persons)	19,073,024	18.92%

* = Less than 1%

(1) Unless otherwise provided, all addresses are c/o EZTD Inc., 6 Yehezkel Koifman Street, Tel-Aviv, Israel 68012.

(2) Except as otherwise indicated, all shares are beneficially owned and sole investment and voting power is held by the persons named.

(3) Applicable percentages of ownership are based on 115,895,731 shares of our common stock outstanding plus any common stock equivalents and options or warrants held by such holder, which are exercisable as of December 29, 2015.

(4) The natural persons with voting or dispositive control over the securities held by HV Markets Limited (“HV”) are Karen R. Bell, Barbara J. Haldi and Clive Needham. This information is as of February 16, 2012 and is based solely on a Schedule 13D filed by HV with the SEC on February 16, 2012. In accordance with the disclosures set forth in such Schedule 13D, HV reports sole voting and dispositive power over all such shares of common stock.

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(5) Includes warrants to purchase 6,250,000 shares of common stock at an exercise price of $0.08 per share and warrants to purchase 859,044 shares of common stock at an exercise price of $0.10 per share. The natural persons with voting or dispositive control over these securities held by Ricx Investments Ltd are Alexej Havlicek, Doros Kyriacou and Ron Lubash. This information is as of June 20, 2013 and is based solely on a Schedule 13D/A filed by Ricx with the SEC on June 20, 2013. In accordance with the disclosures set forth in such Schedule 13D/A, Ricx reports sole voting and dispositive power over all such shares of common stock.

(6) Includes warrants to purchase 1,445,120 shares of common stock at an exercise price of $0.19078 per share. The natural majority persons with voting or dispositive control over the securities held by AFTH S.C.Sp are Richard Spencer Kelly, Andrea Tosato and Fiduciara Giardini.

(7) Includes options to acquire 1,000,000 shares of common stock at an exercise price of $0.06 per share, and also includes options to acquire 9,013,000 shares of common stock at an exercise price of $0.10 per share.

(8) Includes options to purchase 583,333 shares of common stock at an exercise price of $0.10 per share, as well as warrants to purchase 12,500,000 shares of common stock at an exercise price of $0.19078 per share.

(9) Includes warrants to purchase 600,000 shares of common stock at an exercise price of $0.50 per share. The natural person with voting or dispositive control over the securities held by Compagnie Financière St. Exupéry S.A. is Angelo Gilardi.

(10) Includes options to purchase 2,900,000 shares of common stock at an exercise price of $0.10 per share, as well as 262,082 shares of common stock, representing Mr. Lubash’s proportion of the shares of common stock owned by Ricx Investments Ltd.

(11) Includes options to purchase 2,900,000 shares of common stock at an exercise price of $0.10 per share, and warrants to purchase 1,000,000 shares of common stock at an exercise price of $0.25 per share.

(12) Includes options to purchase 166,667 shares of common stock at an exercise price of $0.35 per share.

(13) Includes options to purchase 400,000 shares of common stock at an exercise price of $0.10 per share and options to purchase 200,000 shares of common stock at an exercise price of $0.50 per share.

(14) Includes options to purchase 200,000 shares of common stock at an exercise price of $0.10 per share and options to purchase 350,000 shares of common stock at an exercise price of $0.35 per share

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by EZTD can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F. Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR system. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to EZTD Inc., 6 Yehezkel Koifman Street, Tel-Aviv, 68012, Israel, Attn: Shimon Citron, Chief Executive Officer, or by telephoning the Company at +972-73-705-8000.

Our principal executive office is located at 6 Yehezkel Koifman Street, Tel-Aviv, 68012, Israel. Our corporate website is www.eztd.info and our phone number is +972-73-705-8000.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 6 Yehezkel Koifman Street, Tel-Aviv, 68012, Israel, Attn: Shimon Citron, Chief Executive Officer, or by telephoning the Company at +972-73-705-8000.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each Stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for informational purposes in connection with the stockholder actions by written consent described herein, pursuant to and in accordance with Rule 14c-2 under the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

Dated: March 2, 2016

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